UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2017

TRANS-LUX CORPORATION
(Exact name of registrant as specified in its charter)

Delware	1-2257	13-1394750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, Suite 2001, New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (800) 243-5544

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

On September 18, 2017, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, the following matters were submitted to a vote of stockholders of the Company: (i) the election of three directors of the Company, each to serve as directors until the 2020 Annual Meeting of Stockholders or until the election and qualification of their successors, or their earlier death, resignation or removal; and (ii) the ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

The total number of shares of the Company’s Common Stock voted in person or by proxy at the Annual Meeting was 1,493,168, representing approximately 73.2% of the 2,040,911 shares outstanding and entitled to vote at the Annual Meeting.  Each director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote.  Set forth below is the number of votes cast for, against or withheld, as well as the number of broker non-votes and abstentions as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes	Total
Jean-Marc Allain	1,083,545	-	409,623	1,493,168
Marco M. Elser	1,081,045	2,500	409,623	1,493,168
George W. Schiele	1,081,045	2,500	409,623	1,493,168

2.	Ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes	Total
1,485,248	2,400	5,520	-	1,493,168

No other business properly came before the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

	by:	/s/ Todd Dupee
Todd Dupee
Vice President and Controller
Dated: September 20, 2017